  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2000.



                                                      REGISTRATION NO. 333-44618

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                  ADEXA, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                              7372                             33-0616222
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)

                       5933 W. CENTURY BLVD., 12TH FLOOR
                             LOS ANGELES, CA. 90045
                                 (310) 338-8444
  (Address, Including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              DR. K. CYRUS HADAVI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ADEXA, INC.
                       5933 W. CENTURY BLVD., 12TH FLOOR
                             LOS ANGELES, CA. 90045
                                 (310) 338-8444
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                DAVID T. YOUNG, ESQ.                                 GARY L. SELLERS, ESQ.
           WILLIAM E. GROWNEY, JR., ESQ.                           SIMPSON THACHER & BARTLETT
               DAMON D. JORDAN, ESQ.                                  425 LEXINGTON AVENUE
               DAVID W. WIENER, ESQ.                                NEW YORK, NEW YORK 10017
              GUNDERSON DETTMER STOUGH                                   (212) 455-2000
        VILLENEUVE FRANKLIN & HACHIGIAN, LLP
               155 CONSTITUTION DRIVE
            MENLO PARK, CALIFORNIA 94025
                   (650) 321-2400

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                               PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                          AGGREGATE            AMOUNT OF
                SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)   REGISTRATION FEE(2)
Common stock, no par value..................................      $75,000,000            $19,800


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).


(2) The registration fee was paid with a previous filing.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Adexa in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration fee........................................  $19,800
NASD fee....................................................    8,000
Nasdaq National Market listing fee..........................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Blue sky fees and expenses..................................
Transfer agent fees.........................................
Miscellaneous fees and expenses.............................
                                                              -------
  Total.....................................................  $
                                                              =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to Adexa and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies including injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Adexa for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, including the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law." Reference is made to
Section   of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against some types of liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this registration statement, the Registrant has issued and sold the following securities:

    - During the period between August 4, 1997 and February 28, 1998, Registrant sold an aggregate of 4,130,170 shares of its Series A Preferred Stock to 19 investors at a purchase price of $1.18 per share.

    - During the period between July 2, 1998 and October 30, 1998, Registrant sold an aggregate of 2,492,424 shares of its Series B Preferred Stock to 19 investors at a purchase price of $3.30 per share.

    - On August 24, 2000, Registrant sold an aggregate of 1,574,801 shares of its Series C Preferred Stock to 34 investors at a purchase price of $12.70 per share.

    - As of August 24, 2000, Registrant has sold and issued 715,036 shares of its common stock for an aggregate purchase price of $229,980 to employees and consultants pursuant to direct issuance and to exercises of options under its 1998 Stock Plan.

    The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of those securities, and appropriate legends were affixed to the share certificates issued in those transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


EXHIBIT NO.             DESCRIPTION
-----------             -----------
        1.1*            Form of Underwriting Agreement

        3.1* Certificate of Incorporation of the Registrant, as amended to date

        3.2* Form of Restated Certificate of Incorporation to be filed upon the closing of this offering

        3.3*            Bylaws of the Registrant

        3.4*            Form of Amended and Restated Bylaws to take effect as of the closing of the offering

        4.1*            Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

        4.2*            Specimen common stock certificate

        4.3**           Amended and Restated Investors' Rights Agreement

        5.1*            Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                        Hachigian, LLP

       10.1*            Form of Indemnification Agreement

       10.2**           Lease between the Registrant and Haseko Corporation, a
                        Japanese corporation, dated June 20, 1996, as amended

       10.3** Lease between the Registrant and 20 Adelaide St. East, a co-ownership, dated August 30, 1999

       10.4**           1998 Stock Plan

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       10.5**           2000 Stock Incentive Plan

       10.6**           2000 Employee Stock Purchase Plan

       10.7**           Promissory note from K. Cyrus Hadavi to the Company dated
                        July 31, 1997

       10.8**           Promissory note from Udo Dangler to the Company dated
                        May 19, 2000

       10.9**           Loan from Silicon Valley Bank to the Company dated
                        August 22, 2000

       10.10+           Software Teaming Agreement between the Registrant and Compaq
                        Computer Corporation dated October 26, 1999

       10.11+           Solution Provider Agreement between the Registrant and
                        Hewlett Packard Japan, Ltd. dated September 1, 1999, as amended

       10.12+           Value Added Reseller Agreement between the Registrant and
                        QAD Inc. dated April 14, 1998

       23.1**           Consent of Independent Accountants

       23.2*            Consent of Counsel. Reference is made to Exhibit 5.1

       24.1**           Power of Attorney

       27.1**           Financial Data Schedule

       99.1             Artwork for Inside Cover Page of Prospectus


------------------------

  * To be filed by amendment.


 ** Previously filed



  + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.


(b) FINANCIAL STATEMENT SCHEDULES

    Schedule VIII--Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be presented therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    The Registrant undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in the denominations and registered in the names required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by an director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

    The Registrant undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be its initial bona fide offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of September, 2000.



                                                       ADEXA, INC.

                                                       By:               /s/ K. CYRUS HADAVI
                                                             ------------------------------------------
                                                                           K. Cyrus Hadavi
                                                                PRESIDENT AND CHIEF EXECUTIVE OFFICER



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



             /s/ K. CYRUS HADAVI               President and Chief Executive       September 12,
    ------------------------------------         Officer (Principal Executive      2000
               K. Cyrus Hadavi                   Officer) and Director

            /s/ J. TIMOTHY ROMER               Chief Financial Officer (Principal  September 12,
    ------------------------------------         Financial and Accounting          2000
              J. Timothy Romer                   Officer)

             /s/ DAVID R. GOLOB*               Director                            September 12,
    ------------------------------------                                           2000
               David R. Golob

           /s/ WILLIAM W. LATTIN*              Director                            September 12,
    ------------------------------------                                           2000
              William W. Lattin

               /s/ SAM H. LEE*                 Director                            September 12,
    ------------------------------------                                           2000
                 Sam H. Lee

        /s/ WILLIAM H. YOUNGER, JR.*           Director                            September 12,
    ------------------------------------                                           2000
           William H. Younger, Jr.



*By:              /s/ K. CYRUS HADAVI                                                  September 12,
           --------------------------------                                            2000
                    K. Cyrus Hadavi
                   ATTORNEY-IN-FACT

*By:             /s/ J. TIMOTHY ROMER                                                  September 12,
           --------------------------------                                            2000
                   J. Timothy Romer
                   ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION
-----------             -----------
        1.1*            Form of Underwriting Agreement

        3.1* Certificate of Incorporation of the Registrant, as amended to date

        3.2* Form of Restated Certificate of Incorporation to be filed upon the closing of this offering

        3.3*            Bylaws of the Registrant

        3.4*            Form of Amended and Restated Bylaws to take effect as of the closing of the offering

        4.1*            Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

        4.2*            Specimen common stock certificate

        4.3**           Amended and Restated Investors' Rights Agreement

        5.1*            Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                        Hachigian, LLP

       10.1*            Form of Indemnification Agreement

       10.2**           Lease between the Registrant and Haseko Corporation, a
                        Japanese corporation, dated June 20, 1996, as amended

       10.3** Lease between the Registrant and 20 Adelaide St. East, a co-ownership, dated August 30, 1999

       10.4**           1998 Stock Plan

       10.5**           2000 Stock Incentive Plan

       10.6**           2000 Employee Stock Purchase Plan

       10.7**           Promissory note from K. Cyrus Hadavi to the Company dated
                        July 31, 1997

       10.8**           Promissory note from Udo Dangler to the Company dated
                        May 19, 2000

       10.9**           Loan from Silicon Valley Bank to the Company dated
                        August 22, 2000

       10.10+           Software Teaming Agreement between the Registrant and Compaq
                        Computer Corporation dated October 26, 1999

       10.11+           Solution Provider Agreement between the Registrant and
                        Hewlett Packard Japan, Ltd. dated September 1, 1999, as amended

       10.12+           Value Added Reseller Agreement between the Registrant and
                        QAD Inc. dated April 14, 1998

       23.1**           Consent of Independent Accountants

       23.2*            Consent of Counsel. Reference is made to Exhibit 5.1

       24.1**           Power of Attorney

       27.1**           Financial Data Schedule

       99.1             Artwork for Inside Cover Page of Prospectus


------------------------

  * To be filed by amendment.


 ** Previously filed



  + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.